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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65402 of Sprint Corporation and Sprint Capital Corporation on Form S-3 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K/A of Sprint Corporation for the year ended
December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                       /s/ Deloitte & Touche LLP
Kansas City, Missouri
July 24, 2001